Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2019 Fourth Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2019 Third Quarter Financial Results

NEW YORK, NY, August 7, 2019 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its third fiscal quarter ended June 30, 2019.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	June 30, 2019	March 31, 2019
Investment portfolio, at fair value	$1,922,821	$1,955,013
Total assets	$2,041,650	$2,039,608
Net asset value per share	$15.95	$15.95

	Quarter Ended
	June 30, 2019	March 31, 2019
Investment income	$42,105	$41,805
Net investment income	$19,406	$20,056
Net gain (loss) on investments and foreign currency	$(206)	$(2,268)
Net increase in net assets resulting from operations	$19,200	$17,788

Earnings per share	$0.32	$0.29
Net gain (loss) on investments and foreign currency transactions per share (1)	$—	$(0.04)
Net investment income per share	$0.32	$0.33
Accrual for (reversal of) capital gain incentive fee per share (1)	$—	$(0.01)
Net investment income before capital gain incentive fee accrual per share (2)	$0.32	$0.32

(1) Represents an amount less than $0.01 per share.

(2) As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”). As of June 30, 2019, the capital gain incentive fee accrued by the Company in accordance with GAAP is $4.5 million, none of which was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of June 30, 2019. Any payment due under the terms of the Investment Advisory Agreement is calculated in arrears as of the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.6 million and $1.2 million calculated in accordance with the Investment Advisory Agreement as of December 31, 2018 and 2017, respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non GAAP financial measure should not be considered an alternative to GAAP.

Third Fiscal Quarter 2019 Highlights

•
Net increase in net assets resulting from operations for the quarter ended June 30, 2019 was $19.2 million, or $0.32 per share, as compared to $17.8 million, or $0.29 per share, for the quarter ended March 31, 2019;

•	Net investment income for the quarter ended June 30, 2019 was $19.4 million, or $0.32 per share, as compared to $20.1 million, or $0.33 per share, for the quarter ended March 31, 2019;

•
Net investment income for the quarter ended June 30, 2019, excluding a $28,000 accrual for the capital gain incentive fee under GAAP, was $19.4 million, or $0.32 per share, as compared to $19.4 million, or $0.32 per share, excluding a $0.7 million reversal for the capital gain incentive fee under GAAP, for the quarter ended March 31, 2019;

•
Net loss on investments and foreign currency for the quarter ended June 30, 2019 was $0.2 million, or less than $0.01 per share, as compared to a net loss of $2.3 million, or $0.04 per share, for the quarter ended March 31, 2019;

•	Our board of directors declared on August 6, 2019 a quarterly distribution of $0.32 per share which is payable on September 27, 2019 to stockholders of record as of August 19, 2019; and

•
On July 11, 2019, the Company filed an amended registration statement on Form N-14, which included a joint proxy statement of the Company and Golub Capital Investment Corporation ("GCIC") and a prospectus of the Company, in connection with the Company’s proposed merger with GCIC. The registration statement was declared effective by the SEC on July 12, 2019 and the special meetings for each of the Company's and GCIC's stockholders are scheduled for September 4, 2019. We remain very excited about the proposed merger with GCIC, which we anticipate to close

Exhibit 99.1

shortly after the special meetings in September 2019, subject to stockholder approvals and other customary closing conditions.

Portfolio and Investment Activities

As of June 30, 2019, the Company had investments in 225 portfolio companies with a total fair value of $1,851.1 million and had investments in Senior Loan Fund LLC (“SLF”) with a total fair value of $71.7 million. This compares to the Company’s portfolio as of March 31, 2019, as of which date the Company had investments in 211 portfolio companies with a total fair value of $1,883.3 million and investments in SLF with a total fair value of $71.7 million. Investments in portfolio companies as of June 30, 2019 and March 31, 2019 consisted of the following:

	As of June 30, 2019		As of March 31, 2019
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$264,915	13.8%	$248,468	12.7%
One stop	1,529,670	79.5	1,579,720	80.8
Second lien	10,928	0.6	9,434	0.5
Subordinated debt	171	0.0 *	609	0.0 *
LLC equity interests in SLF	71,742	3.7	71,742	3.7
Equity	45,395	2.4	45,040	2.3
Total	$1,922,821	100.0%	$1,955,013	100.0%

*	Represents an amount less than 0.1%.
The following table shows the asset mix of our new investment commitments for the three months ended June 30, 2019:

	For the three months ended June 30, 2019
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$22,686	14.4%
One stop	131,944	84.0
Second lien	1,513	1.0
Subordinated debt	—	—
LLC equity interests in SLF	—	—
Equity	908	0.6
Total new investment commitments	$157,051	100.0%

*	Represents an amount less than 0.1%.
Overall, total investments at fair value decreased by 1.6%, or $32.2 million, during the three months ended June 30, 2019 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss).
For the three months ended June 30, 2019, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of earning portfolio investments in the Company's portfolio were 9.2% and 8.6%, respectively.

Exhibit 99.1

Consolidated Results of Operations
Total investment income for the quarters ended June 30, 2019 and March 31, 2019 was $42.1 million and $41.8 million, respectively. This $0.3 million increase was primarily attributable to an increase in fee income. Total expenses for the quarters ended June 30, 2019 and March 31, 2019 were $22.7 million and $21.7 million, respectively. This $1.0 million increase was primarily attributable to a increase in incentive fee expense. During the quarter ended June 30, 2019, the Company recorded a net realized loss of $0.7 million and recorded net unrealized appreciation of $0.5 million. The net realized loss was primarily due to a realized loss recognized on the sale of one portfolio company investment which was partially offset by realized gains on the sale of two portfolio company equity investments. The net unrealized appreciation was primarily due to the rise in market prices of portfolio company investments and the reversal of the net unrealized depreciation associated with the sale or restructure of a few portfolio company investments.
Liquidity and Capital Resources
The Company’s liquidity and capital resources are derived from the Company’s debt securitizations (also known as collateralized loan obligations, or CLOs), U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.
As of June 30, 2019, the Company had cash, cash equivalents and foreign currencies of $8.3 million, restricted cash, cash equivalents and foreign currencies of $102.4 million and $1,050.6 million of debt and other short-term borrowings outstanding. As of June 30, 2019, the Company had $15.3 million of remaining commitments and $15.3 million available for additional borrowings on its senior secured revolving credit facility with Morgan Stanley Senior Funding, Inc. (the "Morgan Stanley Credit Facility"), as lender and administrative agent, subject to leverage and borrowing base restrictions. As of June 30, 2019, through our small business investment company licensees, we had $40.5 million of SBA debenture commitments, none of which was available to be drawn, subject to customary SBA regulatory requirements.
On August 6, 2019, our board of directors declared a quarterly distribution of $0.32 per share which is payable on September 27, 2019 to holders of record as of August 19, 2019.

Exhibit 99.1

Portfolio and Asset Quality
GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.
The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of June 30, 2019 and March 31, 2019:

	June 30, 2019		March 31, 2019
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$71,110	3.7%	$116,854	6.0%
4	1,653,286	86.0	1,644,156	84.1
3	178,225	9.3	176,088	9.0
2	20,189	1.0	17,899	0.9
1	11	0.0 *	16	0.0 *
Total	$1,922,821	100.0%	$1,955,013	100.0%

*	Represents an amount less than 0.1%.

Exhibit 99.1

Conference Call
The Company will host an earnings conference call at 3:30 p.m. (Eastern Time) on Thursday, August 8, 2019 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 659-6167 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-4384. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 06.30.2019 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 5:30 p.m. (Eastern Time) on September 7, 2019. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21926772.

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)
	June 30, 2019	March 31, 2019
Assets	(unaudited)	(unaudited)
Total investments at fair value (amortized cost of $1,919,841 and $1,952,719, respectively)	$1,922,821	$1,955,013
Cash and cash equivalents	8,158	5,635
Unrestricted foreign currencies (cost of $124 and $207, respectively)	124	207
Restricted cash and cash equivalents	101,541	70,308
Restricted foreign currencies (cost of $827 and $0, respectively)	831	—
Interest receivable	6,648	7,418
Other assets	1,527	1,027
Total Assets	$2,041,650	$2,039,608

Liabilities
Debt	$1,047,136	$1,051,173
Less unamortized debt issuance costs	4,780	4,938
Debt less unamortized debt issuance costs	1,042,356	1,046,235
Other short-term borrowings (proceeds of $3,605 and $0, respectively)	3,501	—
Interest payable	9,480	9,851
Management and incentive fees payable	14,563	15,017
Accounts payable and accrued expenses	3,050	2,192
Payable for open trades	366	—
Accrued trustee fees	114	78
Total Liabilities	1,073,430	1,073,373

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2019 and March 31, 2019	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 60,715,908 and 60,587,403 shares issued and outstanding as of June 30, 2019 and March 31, 2019, respectively	61	61
Paid in capital in excess of par	958,681	956,508
Distributable earnings	9,478	9,666
Total Net Assets	968,220	966,235
Total Liabilities and Total Net Assets	$2,041,650	$2,039,608

Number of common shares outstanding	60,715,908	60,587,403
Net asset value per common share	$15.95	$15.95

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	June 30, 2019	March 31, 2019
	(unaudited)	(unaudited)
Investment income
Interest income	$41,522	$41,661
Dividend income	59	19
Fee income	524	125

Total investment income	42,105	41,805

Expenses
Interest and other debt financing expenses	10,849	10,636
Base management fee	6,675	6,594
Incentive fee	3,529	3,066
Professional fees	727	666
Administrative service fee	681	663
General and administrative expenses	238	124

Total expenses	22,699	21,749

Net investment income	19,406	20,056

Net gain (loss) on investments
Net realized gain (loss) on investments and foreign currency transactions	(700)	(1,861)
Net change in unrealized appreciation (depreciation) on investments and foreign currency translation	494	(407)

Net gain (loss) on investments	(206)	(2,268)

Net increase in net assets resulting from operations	$19,200	$17,788

Per Common Share Data
Basic and diluted earnings per common share	$0.32	$0.29
Dividends and distributions declared per common share	$0.32	$0.32
Basic and diluted weighted average common shares outstanding	60,591,639	60,429,580

Exhibit 99.1

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured and one-stop loans to U.S. middle market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and investment manager, with over $30 billion of capital under management. We specialize in delivering reliable, creative and compelling financing solutions to U.S. middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of our Late Stage Lending business and our Broadly Syndicated Loan investment program. Across our activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from our private equity sponsor clients and investors. Founded 25 years ago, Golub Capital today has over 425 employees and lending offices in Chicago, New York and San Francisco. For more information, please visit golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.